Exhibit 10.6

EXECUTION VERSION

PURCHASE AGREEMENT

This Purchase Agreement (together with the exhibits, annexes and schedules attached hereto, this “Agreement”), dated as of June 15, 2022, is by and among (x) Mallinckrodt International Finance S.A., a société anonyme existing under the laws of Luxembourg (“MIFSA”), Mallinckrodt CB LLC, a Delaware limited liability company (together with MIFSA, the “Issuers”), and Mallinckrodt plc, a public limited company incorporated in Ireland and the ultimate parent entity of the Issuers (“Mallinckrodt Parent” and, together with the Issuers, the “Mallinckrodt Parties”) and (y) each undersigned purchaser (each, a “Purchaser,” and collectively, the “Purchasers”) of the New Notes (as defined below). The Mallinckrodt Parties and the Purchasers are referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, Mallinckrodt Parent and certain of Mallinckrodt Parent’s direct and indirect subsidiaries (including the Issuers) are operating as debtors-in-possession pursuant to voluntary cases commenced under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which are jointly administered under Case No. 20-12522 (JTD);

WHEREAS, the Bankruptcy Court has confirmed the Fourth Amended Plan of Reorganization (With Technical Modifications) of Mallinckrodt plc and its Debtor Affiliates under Chapter 11 of the Bankruptcy Code [Docket No. 6510] (as amended, supplemented or otherwise modified from time to time, including by the Confirmation Order (as defined below), the “Plan of Reorganization”) pursuant to the Findings of Fact, Conclusions of Law, and Order Confirming Fourth Amended Joint Plan of Reorganization (With Technical Modifications) of Mallinckrodt plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code entered on March 2, 2022 [Docket No. 6660] (as amended, supplemented or otherwise modified from time to time, the “Confirmation Order”);

WHEREAS, in accordance with the terms of the Plan of Reorganization and substantially concurrently with the effectiveness of the Plan of Reorganization (the “Closing Date”), the Issuers propose to issue and sell to the Purchasers $650,000,000 aggregate principal amount of 11.50% First Lien Senior Secured Notes due 2028 (such notes, together with the related guarantees, collectively the “New Notes”, and such sale, the “Sale”) to be issued pursuant to an indenture in the form set forth on Exhibit A (such indenture, the “New Indenture”);

WHEREAS, the Issuers have entered into the escrow agreement (the “Escrow Agreement”) dated the date hereof with Wilmington Savings Fund Society, FSB, a federal savings bank duly organized and existing under the laws of the United States of America (the “Escrow Agent”); and

WHEREAS, the Parties are entering into this Agreement to provide for the terms and conditions of the Sale.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

Section 1. Definitions. Unless otherwise indicated, capitalized terms not defined herein shall have the meanings ascribed to such terms in the New Indenture.

Section 2. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants, severally and not jointly, to the Mallinckrodt Parties that the following statements are true and correct as of the date hereof:

(a) Such Purchaser has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Purchaser and the performance of its obligations hereunder have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.

(b) This Agreement has been duly and validly executed and delivered by such Purchaser. This Agreement constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and performance of this Agreement by such Purchaser, and such Purchaser’s compliance with the provisions hereof, will not (with or without notice or lapse of time, or both): (i) violate any provision of such Purchaser’s organizational or governing documents; (ii) violate any law or order applicable to such Purchaser; or (iii) require any consent or approval under, violate, result in any breach of, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on such Purchaser, except, in the case of clauses (ii) and (iii) above, where not reasonably likely to have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement, the New Indenture, the New Notes or the transactions contemplated hereby.

(d) Such Purchaser is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

(e) Such Purchaser is not acquiring the New Notes as a result of or pursuant to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or electronic media, or broadcast over television or radio, or (ii) any seminar or meeting whose attendees had been invited as a result of, or pursuant to, any of the foregoing.

(f) Such Purchaser will acquire the New Notes for its own account or for the account of another for which it acts as discretionary investment manager, advisor or sub-advisor, for investment and not with a view to the distribution thereof or any interest therein in violation of the Securities Act or applicable state securities laws.

(g) Such Purchaser acknowledges for the benefit of the Mallinckrodt Group (as defined below) (including for the benefit of any person acting on behalf of any member of the Mallinckrodt Group in connection with this Agreement and the transactions set forth herein, including, without limitation, Guggenheim Securities, LLC, who is acting as a financial advisor to the Mallinckrodt Parties (the “Financial Advisor”) or any other advisor to a Mallinckrodt Group member) that it has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the acquisition of the New Notes contemplated hereby and has had such opportunity as it has deemed adequate to obtain such information as is necessary to permit such Purchaser to evaluate the merits and risks of the acquisition of the New Notes contemplated hereby.

(h) Such Purchaser acknowledges that none of the Issuers, Mallinckrodt Parent, nor the other subsidiaries of Mallinckrodt Parent (all of the foregoing, the “Mallinckrodt Group”) intends to register the New Notes, any offer or sale thereof or the Sale under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities laws.

(i) Such Purchaser acknowledges for the benefit of the Mallinckrodt Group (including for the benefit of any person acting on behalf of any member of the Mallinckrodt Group in connection with this Agreement and the transactions set forth herein, including, without limitation, the Financial Advisor or any other advisor to a Mallinckrodt Group member) that (i) the Mallinckrodt Group may be in possession of information about the Mallinckrodt Group (including material non-public information) that may impact the value of the New Notes, and may not be included in the information available to such Purchaser, (ii) notwithstanding any such informational disparity, such Purchaser has independently evaluated the risks and merits regarding the transactions contemplated by this Agreement (including, for the avoidance of doubt, with respect to the Sale and the New Notes) and wishes to enter into this Agreement and consummate the transactions contemplated hereby in accordance with its terms, (iii) in connection with the transactions contemplated by this Agreement, no member of the Mallinckrodt Group or any other person acting on behalf of any member of the Mallinckrodt Group, including, without limitation, any financial advisor of any of the foregoing, has made or is making any representation or warranty to such Purchaser or any other person, whether express or implied, of any kind or character (including, without limitation, as to accuracy or completeness of any information or as to the creditworthiness of the Issuers or the guarantors or the New Notes or as to the transactions contemplated by this Agreement), and (iv) in connection with the transactions contemplated by this Agreement, such Purchaser is not relying upon, and has not relied upon, any representation or warranty made by any member of the Mallinckrodt Group, or any other person acting on behalf of any member of the Mallinckrodt Group, including, without limitation, any financial advisor of any of the foregoing, except, in the case of clauses (iii) and (iv), for the representations and warranties of the Mallinckrodt Parties contained in this Agreement, the Issue Date Security Documents, and the Solvency Certificate (as defined below).

(j) Such Purchaser acknowledges for the benefit of the Mallinckrodt Group (including for the benefit of any person acting on behalf of any member of the Mallinckrodt Group in connection with this Agreement and the transactions set forth herein, including, without limitation, the Financial Advisor or any other advisor to a Mallinckrodt Group member) that it has made its own independent assessment, to its satisfaction, concerning any and all legal, regulatory, tax, credit, business and financial considerations with respect to the Mallinckrodt Group and the New Notes in connection with its acquisition of the New Notes contemplated hereby.

Section 3. Representations and Warranties of the Mallinckrodt Parties. Each Mallinckrodt Party hereby represents and warrants, severally and not jointly, to the Purchasers that the following statements are true and correct as of the date hereof:

(a) Such Mallinckrodt Party has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Mallinckrodt Party and the performance of its obligations hereunder have been duly authorized by all necessary corporate or similar action on the part of such Mallinckrodt Party. No other votes, written consents, actions or proceedings by or on behalf of such Mallinckrodt Party are necessary to authorize this Agreement or the performance of its obligations hereunder.

(b) This Agreement has been duly and validly executed and delivered by such Mallinckrodt Party. This Agreement constitutes the valid and binding obligation of such Mallinckrodt Party, enforceable against such Mallinckrodt Party in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) as far as MIFSA is concerned, foreign law provisions which would not be enforceable under Luxembourg law and/or would be incompatible with Luxembourg international public policy.

(c) The execution, delivery or performance of this Agreement by such Mallinckrodt Party and such Mallinckrodt Party’s compliance with the provisions hereof will not (with or without notice or lapse of time, or both): (i) violate any provision of the organizational or governing documents of such Mallinckrodt Party; (ii) violate any law or order applicable to any member of the Mallinckrodt Group; or (iii) require any consent or approval under, violate, conflict with, result in any breach of, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on any member of the Mallinckrodt Group or on any of their respective properties or assets (including, without limitation, any indentures, credit facilities or agreements under which any member of the Mallinckrodt Group has issued debt securities or has outstanding indebtedness), except, in the case of clauses (ii) and (iii) above, where not reasonably likely to have a material adverse effect on the ability of such Mallinckrodt Party to perform its obligations under this Agreement or the transactions contemplated hereby.

(d) As of the date it was filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed or furnished prior to the date hereof), the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC by Mallinckrodt Parent on March 15, 2022, the Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2022 filed with the SEC by Mallinckrodt Parent on May 3, 2022, and the Current Reports on Form 8-K filed with or furnished to the SEC by Mallinckrodt Parent subsequent to May 3, 2022, and prior to the date hereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected information, the foregoing representation and warranty is only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(e) The New Notes to be issued by each Issuer to the Purchasers under this Agreement pursuant to the New Indenture will, upon issuance thereof, have been duly authorized for issuance and sale pursuant to this Agreement and the New Indenture and, upon issuance thereof, will have been duly executed by such Issuer and guarantors party to the New Indenture, and, when authenticated in the manner to be provided for in the New Indenture and delivered pursuant to the Sale, will constitute valid and binding obligations of such Issuer and guarantors enforceable against such Issuer and guarantors in accordance with their respective terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), or (iii) as far as MIFSA is concerned, foreign law provisions which would not be enforceable under Luxembourg law and/or would be incompatible with Luxembourg international public policy.

(f) The New Indenture and each related agreement to be entered into on the date hereof in connection with the issuance of the New Notes pursuant to the New Indenture has been duly authorized by each Issuer and guarantors party thereto and will constitute a valid and binding agreement of such Issuer and guarantors party thereto, enforceable against such Issuer and guarantors party thereto in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) as far as MIFSA is concerned, foreign law provisions which would not be enforceable under Luxembourg law and/or would be incompatible with Luxembourg international public policy, (iv) the need for filings and registrations necessary to perfect any security granted thereby and (v) the effect of any requirements of law as they relate to pledges of equity interests in, or assets of, any subsidiaries organized outside of the United States (other than pledges made under the laws of the jurisdiction of formation of the issuer of such equity interests or the holder of such assets).

(g) Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 2 hereof and the Purchasers’ compliance with Section 4 hereof, the issuance of the New Notes and guarantees thereof will be issued pursuant to and in compliance with an applicable exemption or exemptions from registration under the Securities Act.

(h) The execution, delivery and performance by such Mallinckrodt Party of this Agreement and the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, the consummation of the Sale) do not and will not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to (with or without due notice, lapse of time, or both), any governmental authority, other than (i) Current Reports on Form 8-K filed or furnished by Mallinckrodt Parent with respect to the Sale, (ii) such as have been made or obtained and are in full force and effect, (iii) filings of Uniform Commercial Code financing statements and other registrations or filings in connection with the perfection of security interests granted pursuant to any collateral documents securing the New Notes or otherwise relating to the transactions contemplated herein, (iv) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdiction and equivalent filings in foreign jurisdictions and (v) such registrations, filings, consents, approvals, notices or other actions that, if not obtained or made, would not reasonably be likely to have a material adverse effect on the ability of such Mallinckrodt Party to perform its obligations under this Agreement, the New Indenture, the New Notes or the transactions contemplated hereby.

(i) Immediately following effectiveness of the Plan of Reorganization, the execution of the Definitive Documents (as defined in the Plan of Reorganization) and the consummation of the transactions contemplated thereby to occur on the date of such effectiveness (including the issuance of the New Notes), (i) the fair value of the assets of MIFSA and its Restricted Subsidiaries on a consolidated basis, will exceed their consolidated debts and liabilities, direct, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of MIFSA and its Restricted Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of MIFSA and its Restricted Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) MIFSA and its Restricted Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date and (iv) MIFSA and its Restricted Subsidiaries on a consolidated basis will not have incurred and do not intend to incur, or believe that they will incur, any debts and liabilities, subordinated, contingent or otherwise, including current obligations, that they do not believe that they will be able to pay (based on their assets and cash flow) as such debts and liabilities become due (whether at maturity or otherwise). For purposes of this Section 3(i), the following terms shall have the following definitions: (1) “fair value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of MIFSA and its Restricted Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act; (2) “present fair salable value” shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of MIFSA and its Restricted Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated; (3)

“stated liabilities” shall mean the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of MIFSA and its Restricted Subsidiaries taken as a whole, determined in accordance with GAAP consistently applied; (4) “contingent liabilities” shall mean the estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of MIFSA and its Restricted Subsidiaries taken as a whole (but exclusive of such contingent liabilities to the extent reflected in stated liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers or directors of MIFSA; and (5) “MIFSA and its Restricted Subsidiaries on a consolidated basis will not have unreasonably small capital” shall mean, for the period from the Closing Date through the maturity date of the New Notes (as of the date hereof), MIFSA and its Restricted Subsidiaries taken as a whole is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period.

(j) None of the Mallinckrodt Parties or any of their Subsidiaries, or, to the knowledge of the Mallinckrodt Parties, any of their respective directors, officers, or employees is currently the target of any international economic or financial sanctions or trade embargoes administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union, or Her Majesty’s Treasury (“Sanctions”). None of the Mallinckrodt Parties or any of their Subsidiaries (i) is located, organized or residing in any country or territory subject to country- or territory-wide Sanctions (a “Designated Jurisdiction”) in violation of Sanctions, or (ii) is or has been (within the previous five (5) years), to the knowledge of the Mallinckrodt Parties, engaged in any transaction with, or for the benefit of, any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction, in each case in violation of Sanctions.

(k) None of the proceeds from the New Notes has been or will be used, directly or, to the knowledge of the Mallinckrodt Parties, indirectly, to lend, contribute or provide to, or has been or will be otherwise made available for the purpose of funding, any activity or business in any Designated Jurisdiction in violation of Sanctions or for the purpose of funding any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, in each case in violation of Sanctions.

(l) None of the Mallinckrodt Parties or any of its Subsidiaries, nor, to the knowledge of the Mallinckrodt Parties, any of their respective directors, officers or employees, directly or, to the knowledge of the Mallinckrodt Parties, indirectly, has (i) materially violated within the last five (5) years or is in material violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or (ii) within the last five (5) years, made, offered to make, promised to make or authorized the payment or giving of, directly or, to the knowledge of the Mallinckrodt Parties, indirectly, any bribe, rebate, payoff, influence payment, kickback or other improper payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any law for the purpose of influencing any act or decision of such payee in his or her official capacity, inducing such payee to do or omit to do any act in violation of his or her lawful duty, securing any improper advantage or inducing such payee to use his or her influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in each case in this clause (ii) in material violation of applicable anti-corruption laws.

(m) Each Mallinckrodt Party and each guarantor of the New Notes is not, and upon the issuance and sale of the New Notes and the application of the net proceeds will not be, required to register as an “investment company” and is not and will not be an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(n) On the Issue Date, the New Notes will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system.

(o) No member of the Mallinckrodt Group has or shall have any right, claim or interest (beneficial or otherwise) to or in the Escrow Amount (as defined in the Escrow Agreement) deposited in the Escrow Account (as defined in the Escrow Agreement) under the Escrow Agreement unless and until the Issuers shall have issued to each Purchaser via DTC, pursuant to the New Indenture, New Notes equal to the amount set forth on Schedule I hereto opposite such Purchaser’s name, by delivering, or causing to be delivered, such New Notes to such Purchaser, through its custodian(s) as specified on Schedule I hereto opposite such Purchaser’s name.

(p) On the Closing Date, there will be no Subsidiaries designated as Unrestricted Subsidiaries.

Section 4. Covenants.

(a) Each Purchaser covenants and agrees that it will not sell any of the New Notes to be received by such Purchaser pursuant to this Agreement unless such sale has been registered under the Securities Act and applicable state securities laws or an exemption from registration is available for such sale.

(b) Each Mallinckrodt Party covenants and agrees that the Mallinckrodt Parties and their respective subsidiaries will use all of the net proceeds received from the issuance of the New Notes to repay the amounts outstanding under First Lien Revolving Credit Facility Claims (as defined in the Plan of Reorganization).

Section 5. Payment and Delivery.

(a) Subject to the terms and conditions hereof, payment for and delivery of the New Notes will be made concurrently on the Closing Date at the offices of Wachtell, Lipton, Rosen & Katz at 10:00 A.M., New York City time. The Issuers will not be obligated to deliver any of the New Notes unless and until Purchasers have delivered to the Escrow Agent payment for all the New Notes to be purchased as provided herein in the aggregate amount of Six Hundred and Thirty Seven million dollars ($637,000,000) (the “Aggregate Escrow Amount”) and the Aggregate Escrow Amount is being released to the Issuers.

(b) Payment for the New Notes shall be made by wire transfer in immediately available funds in the amounts set forth on Schedule I from the Escrow Account to the account(s) specified in the Escrow Agreement, with any transfer taxes payable in connection with the Sale payable by the Issuers, provided, however, that any transfer taxes payable as a result of any Purchaser or any of its affiliates voluntarily registering or physically attaching a sales document relating to the Sale to a public deed or any document which is subject to mandatory registration in Luxembourg, shall be payable by such Purchaser. Any transfer taxes resulting from such registration, submission or filing, to the extent legally required in order to maintain or preserve the rights of any Purchaser under this Agreement or any collateral documents shall however remain payable by the Issuers.

(c) Each Purchaser shall deliver a properly completed and executed IRS Form W-9 or W-8, as applicable, to the Issuers.

(d) Subject to the terms and conditions hereof, prior to but substantially concurrently with the release of the Aggregate Escrow Amount to the Issuers pursuant to this Section 5, on the Closing Date, the Issuers shall issue to the Depositary Trust Company (or its nominee), pursuant to the New Indenture, New Notes in an aggregate principal amount equal to $650,000,000 for subsequent allocation of beneficial interests therein to each of the Purchasers in a principal amount equal to the amount set forth on Schedule I hereto opposite such Purchaser’s name through DWAC deposit to its custodian(s) as specified on Schedule I hereto opposite such Purchaser’s name.

(e) The obligation of each Purchaser to purchase the New Notes equal to the amount set forth on Schedule I hereto opposite such Purchaser’s name is several and not joint, and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 6. Conditions to Closing. The obligations of each Purchaser to purchase New Notes pursuant to the terms hereof and the right of the Mallinckrodt Parties to receive the Escrow Amount on the Closing Date are subject to the satisfaction (or waiver by the Purchasers) of each of the following conditions:

(a) The Issuers shall have obtained CUSIP numbers for the New Notes no later than one (1) business day before the Closing Date.

(b) No later than two (2) business days before the Closing Date, Purchasers shall have received written instructions from the Escrow Agent confirming (i) name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the New Notes is to be deposited.

(c) The New Notes shall be eligible for trading with The Depository Trust Company immediately following the Sale on the Closing Date.

(d) No Purchaser is receiving, or has been given an opportunity to receive, a fee, discount, payment or other consideration or compensation, directly or indirectly, in connection with such Purchaser’s commitment and purchase of New Notes that is not being paid, or has not been offered, to each other Purchaser based on such Purchaser’s pro rata share of the total commitment and purchase of the New Notes.

(e) (i) No later than 11:59 p.m. Eastern Time on the day that is one (1) business day before the Closing Date, (x) the Escrow Agent shall have received deposits in the amount equal to or greater than Six Hundred and Thirty Seven million dollars ($637,000,000) into the Escrow Account and Mallinckrodt Parent shall have confirmed that the Escrow Account’s account balance is at least Six Hundred and Thirty Seven million dollars ($637,000,000) to all Purchasers in writing and (y) the Issuers shall have delivered to the Escrow Agent the Release Certificate (as defined in the Escrow Agreement) stating that all of the conditions to closing set forth in Section 6 herein have been satisfied or waived in accordance with the terms of this Agreement (other than the conditions that shall be satisfied substantially concurrently with the release of the Escrow Amount), (ii) the Purchaser Counsels (as defined in the Escrow Agreement) shall have delivered the Purchaser Counsel Confirmation (as defined in the Escrow Agreement) (in which case the Release Certificate shall be deemed accurate absent fraud) and (iii) prior to but substantially concurrently with the release of the Aggregate Escrow Amount to the Issuers pursuant to Section 5, the New Notes shall have been issued by the Issuers to the Depositary Trust Company (or its nominee) in accordance with Section 5(d) above.

(f) The First Lien Collateral Agent and each Purchaser shall have received each of the following, which shall be originals or .pdf copies unless otherwise specified, each properly executed by the respective parties, in form and substance reasonably satisfactory to each Purchaser:

(i) counterparts of this Agreement, the New Notes Indenture (including the guarantees set forth therein) and the New Notes, duly executed by each party thereto;

(ii) from each Issuer and guarantor of the New Notes (x) a copy of a good standing certificate (to the extent such concept or a similar concept exists under the laws of such jurisdiction), from the applicable secretary of state of the state of organization of such Issuer or guarantor (or other similar official or Governmental Authority in the case of any Loan Party organized outside the United States of America) (provided that, for any Luxembourg-domiciled Issuer or guarantor of the New Notes, an excerpt of the Luxembourg trade and companies register and a negative certificate issued by the Luxembourg trade and companies register shall be provided in lieu of a copy of a good standing certificate), dated a date reasonably close to the Closing Date, for each such Person and (y) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s responsible officer, each in his or her corporate capacity, and not in any individual capacity, as to:

(A) resolutions of each such Person’s Board then in full force and effect authorizing the execution, delivery and performance of each Note Document to be executed by such Person and the transactions;

(B) the incumbency and signatures of responsible officers authorized to execute and deliver each Note Document to be executed by such Person; and

(C) the full force and validity of each organizational document of such Person and copies thereof;

which certificates shall be in form and substance reasonably satisfactory to the First Lien Collateral Agent and upon which the First Lien Collateral Agent and the Purchasers may conclusively rely until they shall have received a further certificate of the responsible officer of any such Person cancelling or amending the prior certificate of such Person;

(iii) counterparts to the Issue Date Security Documents duly executed and delivered by each party thereto, together with all documents (including share certificates, transfers and stock transfer forms, notices or any other instruments) required to be delivered or filed by the Closing Date under the Issue Date Security Documents and evidence satisfactory to the First Lien Collateral Agent that arrangements have been made with respect to all registrations, notices or actions required under the terms of the Issue Date Security Documents to be effected, given or made by the Closing Date in connection with the establishment of a valid and perfected security interest in the First Lien Collateral subject to such Issue Date Security Documents, including but not limited to:

(A) all certificates (in the case of Equity Interests that are certificated securities (as defined in the UCC)) evidencing the issued and outstanding capital securities owned by each Issuer or guarantor of the New Notes, as applicable, that are required to be pledged and so delivered by the Closing Date under the Issue Date Security Documents, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, to the extent required by the Issue Date Security Documents;

(B) to the extent required by the Issue Date Security Documents, UCC-1 financing statements naming each applicable Issuer or guarantor of the New Notes, as a debtor and the First Lien Collateral Agent as the secured party;

(iv) legal opinions to the Purchasers from Wachtell, Lipton, Rosen & Katz, Arthur Cox LLP, Allen & Overy LLP, Vischer, Brownstein Hyatt Farber Schreck LLP, Jones Walker LLP, Richards, Layton & Finger, P.A. and Latham & Watkins, LLP, counsel to the Issuers and guarantors of the New Notes, as applicable, in the forms set forth in Exhibit B;

(v) legal opinions to the Purchasers from Paul, Weiss, Rifkind, Wharton & Garrison LLP, White & Case LLP, Eversheds Sutherland Limited and NautaDutilh N.V., in the forms set forth in Exhibit C;

(vi) a solvency certificate, in the form set forth in Exhibit D, duly executed and delivered by a director of MIFSA (the “Solvency Certificate”);

(vii) a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of each Issuer or guarantor of the New Notes, (1) certified (to the extent available in any non-U.S. jurisdiction) as of a recent date by the secretary of state (or other similar official or governmental authority in the case of any Issuer or guarantor of the New Notes organized outside the United States of America) of the jurisdiction of its organization, or (2) otherwise certified by an officer of such Issuer or guarantor;

(viii) copies of recent UCC, tax and judgment Lien searches with respect to each Issuer and guarantor of the New Notes, and their respective subsidiaries in the jurisdiction of organization of each such person;

(g) No Default or Event of Default under the New Notes Indenture shall exist, be continuing, or would exist after giving effect to the issuance of the New Notes and the application of the proceeds therefrom.

(h) The representations and warranties in Section 3 shall be true and correct in all material respects as of the Closing Date, except in the case of any representation or warranty which expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective date or respective period, as the case may be; provided that, to the extent any representation or warranty is qualified by, or subject to, “materiality,” “material adverse effect” or similar language, the same shall be true and correct in all respects.

(i) To the extent reasonably requested by any Purchaser on or prior to the date that is five (5) business days prior to the Closing Date, the Mallinckrodt Parties shall have provided to Purchasers all documentation and other information so requested, including a duly executed applicable IRS Form W-8 or W-9, as applicable, of the Issuers (or such other applicable tax form), in connection with the Sale under applicable “know your customer”, anti-terrorism and anti-money laundering rules and regulations, including the U.S.A. PATRIOT Act.

(j) The Plan of Reorganization shall have become effective prior to or substantially concurrently with the consummation of the Sale.

Section 7. Further Assurances. Each of the Parties hereby covenants and agrees to use their reasonable best efforts, as expeditiously as possible and during the term of this Agreement, to perform their respective obligations under this Agreement and take such actions as may be reasonably necessary under this Agreement to consummate the Sale.

Section 8. Termination.

(a) This Agreement and the obligations of the Parties hereunder will terminate upon the earliest of (A) the mutual written consent of all the Parties hereto, (B) the consummation of the Sale and (C) two (2) business days after the date hereof.

(b) Notwithstanding anything herein to the contrary, no termination of this Agreement shall relieve or otherwise limit the liability of any Party for any breach of this Agreement occurring prior to such termination. This Section 8(b), Section 4 and Section 12 shall survive termination of this Agreement.

Section 9. Effectiveness. This Agreement shall not become effective and binding on a Party unless and until a counterpart signature page to this Agreement has been executed and delivered by such Party.

Section 10. Waivers and Amendments. This Agreement (including any modification to Exhibit A) may only be amended, modified, altered or supplemented by a written instrument executed by the Mallinckrodt Parties and each Purchaser hereto. Any failure of a Party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver. No delay on the part of any Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof; nor will any waiver on the part of any party to this Agreement of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege under this Agreement, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 11. No Admissions and Reservation of Rights. Nothing herein shall be deemed an admission of any kind. The Parties acknowledge and agree that this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding, other than a proceeding to enforce the terms of this Agreement. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any rights, remedies and interests of the Parties. Without limiting the foregoing sentence in any way, if the Sale is not consummated, or if this Agreement is terminated for any reason, each of the Parties fully reserves any and all of its rights, remedies and interests.

Section 12. Miscellaneous.

(a) Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement will be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in person by courier service or messenger or sent by email or (ii) on the next business day if transmitted by international overnight courier, in each case as follows:

If to any Mallinckrodt Party, addressed to:

Mallinckrodt International Finance S.A.

Treasury Department

c/o ST Shared Services LLC

675 McDonnell Boulevard

Hazelwood, MO 63042

Attention:         Matthew T. Peters

Email:         matt.peters@sbiopharma.com

Phone:         (314) 452-5140

with a copy to (for informational purposes only):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:     Victor Goldfeld, John R. Sobolewski and

             Neil (Mac) M. Snyder

Email:          VGoldfeld@wlrk.com, JRSobolewski@wlrk.com and

            NMSnyder@wlrk.com

Phone:         (212) 403-1000

If to a Purchaser, addressed to it at the address set forth on such Purchaser’s signature page attached hereto.

with a copy to (for informational purposes only):

if to a Purchaser that is not a Deerfield-affiliated Purchaser:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:         Andrew N. Rosenberg, Alice Belisle Eaton and Caith Kushner

Email:               ARosenberg@paulweiss.com, AEaton@paulweiss.com and

                   CKushner@paulweiss.com

Phone:               (212) 373-3000

if to a Deerfield-affiliated Purchaser:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:     Ari B. Blaut; James L. Bromley and Benjamin S. Beller

Email:           blauta@sullcrom.com, bromleyj@sullcrom.com,

             bellerb@sullcrom.com

Phone:         (212) 558-1656

(b) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(c) Venue. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees that any legal action, suit, or proceeding with respect to any matter under or arising out of or in connection with this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in a court of competent jurisdiction located in the City of New York or the Bankruptcy Court (and, in each case, any court with appellate jurisdiction with respect to the foregoing). Each Party irrevocably waives any objection it may have to the venue of any action, suit, or proceeding brought in such court or to the convenience of the forum.

(d) Personal Jurisdiction. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of a court of competent jurisdiction located in the City of New York or the Bankruptcy Court (and, in each case, any court with appellate jurisdiction with respect to the foregoing) for purposes of any action, suit or proceeding arising out of or relating to this Agreement.

(e) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(e).

(f) Remedies. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of appropriate jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise provided in this Agreement, any and all remedies in this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(g) Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(h) Assignment. This Agreement and the rights and obligations hereunder may not be assigned or otherwise transferred by any Party by operation of law or otherwise without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment in violation of the foregoing shall be null and void ab initio.

(i) No Third-Party Beneficiaries. Unless expressly stated or referred to herein, this Agreement shall be solely for the benefit of the Parties and no other person shall be a third-party beneficiary of this Agreement.

(j) Entire Agreement. This Agreement, together with all exhibits attached hereto, constitutes the entire understanding and agreement among the Parties with regard to the subject matter hereof and supersedes all prior agreements among the Parties with respect thereto.

(k) Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Facsimile copies or “PDF” or similar electronic data format copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

(l) Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(m) Interpretation. This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above set forth.

MALLINCKRODT PLC

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Executive Vice President and Chief Financial Officer

MALLINCKRODT INTERNATIONAL FINANCE S.A.

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Director

MALLINCKRODT CB LLC

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: President

[Signature page to Purchase Agreement]

IN WITNESS WHEREOF, each Purchaser has executed this Agreement as of the date first set forth above as set forth on Exhibit E.

SCHEDULE I

Purchaser	Custodian (DTC Participant)	DTC Participation Number	Principal Amount of New Notes	Cash Amount	CUSIP
[•]	[•]	[•]	[•]	[•]	[•]
Total	[•]	[•]	[•]	[•]	[•]

Agreement Regarding Confidentiality and Publicity

Except as may be required by applicable law, subpoena, court order, legal process, rule, regulation or governmental or regulatory authority or self-regulatory body (including any stock exchange rule) (collectively, “Law”), no Mallinckrodt Party, nor any member of the Mallinckrodt Group, shall disclose the name or holdings information of any Purchaser set forth in this Schedule I in any press release, public filing, public announcement or other public communications regarding the transactions contemplated by this Agreement without such Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed (a “Restricted Disclosure”). In the event of a Restricted Disclosure required by Law, the Mallinckrodt Parties will, if practical and except as may be restricted by Law, provide the Purchasers with a reasonable opportunity to review such Restricted Disclosure before it is made. For the avoidance of doubt, nothing shall restrict any Mallinckrodt Party, or any member of the Mallinckrodt Group, from disclosing the aggregate amount of each series of New Notes that is subject to this Agreement.

EXHIBIT A

NEW INDENTURE

[Attached]

EXHIBIT B

OPINIONS TO PURCHASERS FROM

COUNSEL TO THE ISSUERS AND GUARANTORS

[Attached]

EXHIBIT C

OPINIONS TO PURCHASERS FROM

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP, WHITE & CASE LLP,

EVERSHEDS SUTHERLAND LIMITED AND NAUTADUTILH N.V.

[Attached]

EXHIBIT D

SOLVENCY CERTIFICATE

[Attached]

EXHIBIT E